UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 10, 2011

Non-Invasive Monitoring Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-13176	59-2007840
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-575-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective January 10, 2011, Adam S. Jackson, resigned his position as Chief Financial Officer of Non-Invasive Monitoring Systems, Inc. (the "Company"). On January 14, 2011, the Company entered into a Confidential General Release of All Claims with Mr. Jackson.

(c) Following Mr. Jackson’s resignation, James J. Martin was appointed as the Company’s Acting Chief Financial Officer. Since January 10, 2011, Mr. Martin has also served as Acting Chief Financial Officer of SafeStitch Medical, Inc. ("SafeStitch"), a publicly-traded, medical device manufacturer and Vice President of Finance of Aero Pharmaceuticals, Inc. ("Aero"), a privately held pharmaceutical distributor. From July 2010 until January 10, 2011, Mr. Martin had served as the Controller of the Company, SafeStitch and Aero. From 2008-2010, Mr. Martin served as the Controller of AAR Aircraft Services, Inc., an aerospace and defense company and from 2005-2008, Mr. Martin served as the Controller of Avborne Heavy Maintenance, Inc., an aviation maintenance repair and overhaul company. Under a Board and Audit Committee-approved cost sharing arrangement whereby the total salaries of the accounting staffs of the Company, NIMS and Aero are shared, the Company reimburses SafeStitch a portion of Mr. Martin’s compensation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Non-Invasive Monitoring Systems, Inc.

January 14, 2011	By:	Marvin Sackner, MD

Name: Marvin Sackner, MD
Title: Chief Executive Officer